Exhibit 10.1

WARRANT EXERCISE AGREEMENT

                    THIS WARRANT EXERCISE AGREEMENT (“Agreement”) is dated as of August 19, 2011 by and among China Hydroelectric Corporation, a Cayman Islands exempted company (the “Company”), and Vicis Capital Master Fund (the “Investor”).

W I T N E S S E T H:

                    WHEREAS, on April 11, 2007, the Company issued the Investor a warrant (the “Existing Warrant”) to purchase from the Company up to 18,666,666 ordinary shares, par value $.001 per share, of the Company (the “Ordinary Shares”); and

                    WHEREAS, in order to enable the Investor to exercise a portion of the Existing Warrant to purchase $10,000,000 (the “Purchase Price”) of Ordinary Shares from the Company and in consideration of such partial exercise of the Existing Warrant by the Investor, the Company has agreed to (i) amend the terms of the Existing Warrant so as to decrease the Exercise Price (as defined in the Existing Warrant) and (ii) amend and restate the Existing Warrant on the terms and conditions set forth herein;

                    NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Share Purchase; Amendment of Existing Warrant

          Section 1.1 Adjustment to Exercise Price; Share Purchase. Upon Closing (as hereinafter defined) (i) the Company shall amend the terms of the Existing Warrant so as to decrease the Exercise Price from $5.00 per Warrant Share (as defined in the Existing Warrant) to $1.15 (representing the average of the last reported sale price of the Company’s American Depositary Shares (“ADS”), consisting of three Ordinary Shares per ADS, for the twenty-five (25) trading days ending on August 17, 2011) (the “Adjusted Exercise Price”), and (ii) the Investor shall exercise that portion of the Existing Warrant, at the Adjusted Exercise Price, so as to purchase $10,000,000 in Ordinary Shares from the Company (such Ordinary Shares so purchased, hereinafter referred to as the “Purchased Shares”).

          Section 1.2 Amendment of Existing Warrant. Upon Closing, in consideration for the Investor’s agreement to purchase the Purchased Shares at the Adjusted Exercise Price, the Company shall issue to the Investor an amended and restated warrant (the “Amended Warrant”) to purchase that number of Ordinary Shares equal to the difference between (a) 18,666,666 Ordinary Shares covered by the Existing Warrant (the “Existing Warrant Shares”) and (b) the number of the Purchased Shares on the same terms and conditions as the Existing Warrant; provided, however, that the Amended Warrant shall: (i) be exercisable for the Adjusted Exercise Price; (ii) be exercisable at any time after the Closing Date until 5:00 p.m., New York City Time, on the earlier of (x) December 31, 2013 or (y) upon redemption of the Amended Warrant in accordance with the terms and conditions set forth therein; (iii) be exercisable on a cashless basis; and (iv) contain full-ratchet anti-dilution protection.

          Section 1.3 The Closing.

                    (a) The closing of the issuance of the Amended Warrant (the “Closing”) shall take place at the offices of DLA Piper LLP (US), within one business day following receipt by the Company’s board of directors (the “Board”) of a fairness opinion relating to the fairness of the transactions contemplated by this Agreement from an investment bank reasonably acceptable to the Board.

                    (b) On the Closing Date, (i) the Company shall deliver to the Investor a certificate representing the Amended Warrant deliverable hereunder registered in the name of the Investor or its nominee, and (ii) the Investor shall deliver the Purchase Price to the Company. The Purchase Price shall be delivered by the Investor by wire transfer in immediately available funds to an account designated in writing by the Company. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing Date.

ARTICLE II

Representations and Warranties

          Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor from and as of the date hereof through the Closing Date:

                    (a) Organization and Authority of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to own or hold under lease the property it purports to own or hold under lease and to conduct its business as presently conducted. The Company has all requisite power and authority to execute and deliver this Agreement and all other documents and agreements contemplated hereby and to perform the provisions hereof and thereof. The Company has all necessary corporate power and authority to enter into this Agreement and any other documents or agreements contemplated hereby, and to perform its obligations hereunder and thereunder. Each of this Agreement and any other documents or agreements contemplated hereby or thereby has been duly authorized, executed and delivered by, and each is the valid and binding obligation of, the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, liquidation, reorganization, insolvency, moratorium or other similar laws or by legal or equitable principles relating to or limiting creditors’ rights generally. Neither the execution and delivery of this Agreement and all other documents and agreements contemplated hereby, nor the performance of the Company’s obligations hereunder and thereunder, will violate any provision of the Company’s memorandum and articles of association or bylaws or violate or result in a breach of or default under any material contract, indenture, mortgage or other agreement to which the Company is a party or by which it or its property is or may be bound.

                    (b) Issuance of Purchased Shares. The Purchased Shares have been duly authorized and reserved for issuance and, upon exercise in accordance with terms of the Existing Warrant, such Purchased Shares will be validly issued, and are fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances, and the holder of such Purchased Shares shall be entitled to all rights and preferences accorded to a holder of Ordinary Shares.

          Section 2.2 Representations and Warranties of the Investors. The Investor hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

                    (a) Authorization; Enforcement. (i) The Investor has the requisite power and authority to enter into and perform this Agreement and to acquire the Purchased Shares and Amended Warrant being issued to the Investor hereunder, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, as required, and (iii) this Agreement constitutes the valid and binding obligation of the Investor enforceable against the Investor in accordance its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

                    (b) Investment Representation; Accredited Investor. The Investor represents and warrants to the Company that (i) such Investor is acquiring the Amended Warrant for its own account for investment purposes only and not with a view to the distribution or sale of such Amended Warrant within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), (ii) the Investor is an “accredited investor,” as such term is defined in Rule 501 promulgated under the Securities Act, (iii) the Investor has read this Agreement and the annual financial statements of the Company for its most recently completed fiscal year, together with any available quarterly financial statements of the Company for quarterly periods subsequent to the end of the Company’s most recently completed fiscal year (collectively, the “Supplemental Information”) and is capable of evaluating and understanding this Agreement and the Supplemental Information, (iv) the Investor has been provided with all information that it has requested from the Company and has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and the Supplemental Information, (v) the Investor understands the significant risks involved with the partial exercise of the Existing Warrant and corresponding investment in the Amended Warrant, (vi) such Investor understands that the neither the Purchased Shares, the Amended Warrant nor any Ordinary Share acquired upon the exercise thereof (the “Amended Warrant Shares”) have been nor will be registered under the Securities Act or registered or qualified under any state securities or blue sky laws and that the Purchased Shares, the Amended Warrant and any Amended Warrant Shares must be held indefinitely unless such Purchased Shares, Amended Warrant and/or Amended Warrant Shares, as the case may be, are subsequently registered under the Securities Act and applicable state securities and blue sky laws or an exemption from such registration is available, and (vii) the Investor understands that no federal or state agency has passed upon the Supplemental Information or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Purchased Shares, the Amended Warrant or any Amended Warrant Shares.

                    (c) Reliance by the Company. The Investor understands that the issuance of the Purchase Shares and the Amended Warrant is a transaction being conducted in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Purchase Shares and the Amended Warrant.

ARTICLE III

Covenants

          Section 3.1 Covenants by the Company.

                    (a) Securities Compliance. The Company shall notify or disclose to the U.S. Securities and Exchange Commission and the New York Stock Exchange, to the extent required by their respective requirements, of the transactions contemplated by this Agreement and the Amended Warrant and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Amended Warrant and the Purchased Shares.

                    (b) Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of affecting the exercise of the Amended Warrant, such number of shares of Ordinary Shares as shall from time to time be sufficient to effect the exercise of the Amended Warrant.

                    (c) Share Certificates. As soon as reasonably practicable, but in no event more than ten (10) business days from the Closing Date, the Company shall issue one or more certificates for the number of the Purchased Shares.

ARTICLE IV

Conditions

          Section 4.1 Conditions Precedent to the Obligation of the Company to Issue the Amended Warrant. The obligation hereunder of the Company to issue the Amended Warrant to the Investor is subject to the satisfaction, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

                    (a) Accuracy of the Investor’s Representations and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

                    (b) Performance by the Investor. The Investor shall have performed all agreements and satisfied all conditions required hereby to be performed or satisfied by the Investor at or prior to the Closing Date, including the delivery of payment in connection with its partial exercise of the Existing Warrant for the Purchased Shares at the Adjusted Exercise Price.

                    (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

          Section 4.2 Conditions Precedent to the Obligation of the Investor to Exercise the Existing Warrant. The obligation hereunder of the Investor to acquire and pay for the Purchased Shares and Amended Warrant is subject to the satisfaction, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion.

                    (a) Accuracy of the Company’s Representations and Warranties. The representation and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

                    (b) Performance by the Company. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing Date.

                    (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority or competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

ARTICLE V

Legend and Stock

          Section 6.1 Share Legend. The certificate representing the Purchased Shares shall be stamped or otherwise imprinted with a legend substantially in the following form:

                    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (I) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES OR (II) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL OF THE ISSUER, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE “BLUE SKY” OR SIMILAR SECURITIES LAW.

          Section 6.2 Warrant Legend. The certificate representing the Amended Warrant shall be stamped or otherwise imprinted with a legend substantially in the following form:

                    THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

ARTICLE VI

Miscellaneous

          Section 6.1 Stamp Taxes; Agent Fees. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Amended Warrant pursuant hereto and the issuance of the Purchased Shares issued upon the partial exercise of the Existing Warrant.

          Section 6.2 Specific Enforcement; Consent to Jurisdiction.

                    (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                    (b) The Company and the Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of New York and other courts of the United States sitting in New York County, New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

          Section 6.3 Entire Agreement; Amendment. This Agreement together with the agreements and documents executed in connection herewith, contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

          Section 6.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be given in accordance the terms of the Existing Warrant.

          Section 6.5 Indemnity. Each party shall indemnify the other party against any loss, cost or damages (including reasonable attorney’s fees but excluding consequential damages) incurred as a result of such parties’ breach of any representation, warranty, covenant or agreement in this Agreement.

          Section 6.6 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          Section 6.7 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          Section 6.8 Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (which consent may be withheld for any reason in its sole discretion), except that the Company may assign this Agreement in connection with a merger, consolidation, business combination or the sale of all or substantially all of its assets provided that the Company is not released from any of its obligations hereunder, such successor in interest or assignee assumes all obligations of the Company hereunder, and appropriate adjustment of the provisions contained in this Agreement is made, in form and substance satisfactory to the Investor, to place the Investor in substantially the same position as it would have been but for such assignment. The Investor may assign this Agreement (in whole or in part) or any rights or obligations hereunder without the consent of the Company in connection with any sale or transfer of all or any portion of the Amended Warrant and Purchased Shares held by the Investor, provided that the Investor may not assign this Agreement prior to the Closing Date without the Company’s prior consent except to an affiliate or affiliates of the Investor.

          Section 6.9 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          Section 6.10 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to such state’s principles of conflict of laws.

          Section 6.11 Survival. The representations and warranties and the agreements and covenants of the Company and the Investor contained herein shall survive the Closing.

          Section 6.12 Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CHINA HYDROELECTRIC CORPORATION

By:	/s/ John D. Kuhns

John D. Kuhns, Chairman and Chief Executive Officer

VICIS CAPITAL MASTER FUND

By:	/s/ Shad Stastney

Name: Shad Stastney
Title: Member, Vicis Capital LLC, Advisor to the Vicis Capital Master Fund

Exact Name in Which Amended Warrant Should
be registered: Vicis Capital Master Fund

EXHIBITS AND SCHEDULES

Exhibit A	Form of Amended Warrant

          THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

No. W-4	Warrant to Purchase 10,004,157 Ordinary
Shares (subject to adjustment)

AMENDED AND RESTATED
WARRANT
TO PURCHASE ORDINARY SHARES
OF
CHINA HYDROELECTRIC CORPORATION

          This Warrant (the “Warrant”) is issued to Vicis Capital Master Fund or his, her or its permitted assigns (“Holder”) by CHINA HYDROELECTRIC CORPORATION, a Cayman Islands exempted company (the “Company”), on August 18, 2011 (the “Warrant Issue Date”) for agreed upon consideration, receipt and sufficiency of which is hereby acknowledged. This Warrant amends and restates the previous warrant granted to the Holder by the Company on April 11, 2007 to purchase up to 18,666,666 ordinary shares in the capital of the Company.

          1. Purchase Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to 10,004,157 ordinary shares, par value $0.001 per share (“Shares”), of the Company (the “Warrant Share”) at the Exercise Price (defined below), subject to adjustment as provided in Section 8 hereof.

          2. Exercise Price. The purchase price for the Warrant Share shall be $1.15 per Warrant Share, as adjusted from time to time pursuant to Section 8 or Section 9 hereof (the “Exercise Price”).

          3. Exercise Period. This Warrant may be exercised at any time after the date hereof until 5:00 p.m., New York City time, on the earlier of (a) December 31, 2013 or (b) upon redemption of this Warrant in accordance with the terms and conditions set forth in Section 4 hereof.

          4. Redemption. (a) All but not less than all of the outstanding Warrants may be redeemed at the option of the Company at any time during the Exercise Period, at the principal office of the Company, upon the notice referred to in Section 4(b), at the price of $0.01 per Warrant (“Redemption Price”), provided that the last reported bid price of the Company’s

American Depositary Shares (“ADS”), representing three Ordinary Shares per ADS, equals or exceeds $17.66 per share, on each of any twenty (20) trading days within a thirty (30) trading day period ending three business days prior to the date on which notice of redemption is given. Notwithstanding the foregoing, Warrants held by the officers and directors of the Company will not be redeemable so long as such officers and directors hold such warrants.

                    (b) Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

                    (c) Exercise After Notice of Redemption. The Warrants may be exercised with the terms of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 4(b) hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

          5. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

          (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices set forth on the signature page hereof and the payment in the form of a certified or bank cashier’s check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Warrant Shares for which this Warrant is being exercised; or

          (b) in lieu of making the cash payment contemplated above, the Holder may, in its sole discretion, elect instead to receive upon such exercise the “Net Number” of Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)

B

For purposes of the foregoing formula:

A = the total number of Shares with respect to which this Warrant is then being exercised.

B = the 25-Day Average Price as of the date of such exercise;

C = the Exercise Price.

          “25-Day Average Price” means the average of the last reported sale price of the ADS divided by three (3), for the twenty-five (25) trading days ending on the trading day prior to the date of determination (or the average closing bid and asked prices for each such day if no such sale is made on such trading day).

          6. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within ten (10) business days of the delivery of the Notice of Exercise.

          7. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

          8. Adjustment of Exercise Price and Kind and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

          (a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Shares, by split-up or otherwise, or combine its Shares, or (ii) issue additional shares of its Shares or other equity securities as a dividend with respect to any shares of its Shares; the number of shares of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision (by stock split, stock dividend or otherwise), or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

          (b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Shares of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in Section 8), the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Shares as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate Exercise Price shall remain the same.

          (c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the holder of such event and of the number of shares of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

          (d) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 8 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Holder shall have the right to receive a new warrant reflecting such adjustment upon the Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

          9. Adjustment to Exercise Price. (a) Subject to Section 9(b) hereto, the Company agrees that if, at any time prior to exercise or redemption of this Warrant, the Company issues or sells any Shares (or issues or sells securities convertible into or exercisable for Shares) (each a “Dilutive Issuance”), at a price per Share (or at a conversion or exercise price per Share) less than the Exercise Price (subject to any adjustments outlined in Section 8 or Section 9 hereto) (the “Dilutive Price”), then, concurrent with such Dilutive Issuance the Exercise Price shall be adjusted to equal the Dilutive Price (the “Adjusted Exercise Price”).

          (b) Exceptions to Adjustment to Exercise Price. The Investor acknowledges and agrees that the provisions of Section 9(a) hereto shall not apply to the issuance or sale of Shares (or any right or option to acquire the same) by the Company: (i) upon the exercise of warrants and options outstanding on the date of this Warrant, including options granted under any of the Company’s existing or future share incentive plans; (ii) to person who hereafter becomes an employee of or a consultant to the Company; (iii) in a Strategic Transaction (as hereinafter defined); or (iv) in connection with the issuance or sale of preferred equity or preferred debt, in each case, convertible into Ordinary Shares or ADS, in a aggregate of not more than $40,000,000, in a single transaction or a series of related transactions, in each case, so long as (x) the Investor is offered the right to acquire such shares on terms no less favorable to those offered to third party purchasers, (y) the terms of such securities are approved by the Board of Directors of the Company and (z) any such issuances are consummated on or before December 31, 2011. For the purposes hereof, a “Strategic Transaction” shall mean the issuance or sale of the Company’s equity securities to a strategic investor, including, without limitation, persons engaged in the business of the Company, as set forth in the Company’s most recent filing on Form 20-F with the U.S. Securities and Exchange Commission, (X) with which the Company has entered into a contractual or commercial relationship and (Y) whose aggregate investment in the Company (including the “fair market value” of any investment in the form of service to the Company or non-financial assets) on a per share basis shall be no less than the Exercise Price. For the purpose of this Section 9(b), “fair market value” shall be determined in good faith by the Board of Directors of the Company.

          10. No Impairment. Pursuant to the terms and conditions of this Warrant, Company shall: (i) reserve an appropriate number of shares of Company’s Shares to facilitate the issuance of shares to Holder pursuant to this Warrant, (ii) not amend its Articles of Association or take any other action that would materially impair Company’s ability to comply with the terms of the Warrant, and (iii) provide Holder with at least ten (10) days prior written notice of the record date for any proposed dividend or distribution by the Company.

          11. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect, unless such cash payment is less than one dollar ($1.00).

          12. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Shares issuable on the exercise hereof, including (without limitation) the right to vote such shares of Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 12 shall limit the right of the Holder to be provided the notices required under this Warrant.

13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

          14. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any shares of Shares purchased under this Warrant at the time outstanding (including securities into which such shares have been converted), each future holder of all such Shares, and the Company.

          15. Notices. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

          16. Attorneys’ Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which it may be entitled.

17. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

18. Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.

          IN WITNESS WHEREOF, CHINA HYDROELECTRIC CORPORATION caused this Warrant to be executed by an officer thereunto duly authorized.

CHINA HYDROELECTRIC CORPORATION

By:

Name: Richard Hochman
Title: Director

NOTICE OF EXERCISE

To:	CHINA HYDROELECTRIC CORPORATION
Attn:	Corporate Secretary

The undersigned hereby elects to:

          Purchase _________________ shares of Shares of CHINA HYDROELECTRIC CORPORATION, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanying this notice.

          The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:

Address:

Date:

Name in which shares should be registered: